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                                                                   EXHIBIT 23(b)





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use and incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated June 2, 1997 relating to the financial statements of Detection Systems, Inc., which appears in such Prospectus and on page 27 of the Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the application of such report to the Financial Statement Schedule for the three years ended
March 31, 1997 listed under Item 14(a) of Detection Systems, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Rochester, New York
August 19, 1997